EXHIBIT 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

          AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), made as of December 22, 2008, between ‘mktg, inc.’, a Delaware corporation formerly known as CoActive Marketing Group, Inc. (“Employer”) and Charlie Horsey (the “Employee”).

RECITALS

               WHEREAS, Employer and Employee are parties to an Employment Agreement, dated as of June 30, 2008 (the “Employment Agreement”), pursuant to which Employee is employed as an Executive Vice President of Employer; and

               WHEREAS, Employee and Employer desire to amend certain provisions of the Employment Agreement in connection with Employee’s promotion to Chief Operating Officer of Employer, as set forth herein.

          NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

          1. Position. To reflect Employee’s promotion, Sections 2 and 4.1 of the Employment Agreement are amended in their entirety to read as follows:

          “2. Position, Employment Duties and Responsibilities. Employee shall be employed as Employer’s Chief Operating Officer, subject to such reasonable duties and responsibilities granted, and restrictions imposed, by Employer’s Chief Executive Officer, and subject to Employer’s company policies and procedures. Throughout the term of this Agreement, Employee shall devote his entire working time, energy and skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of Employer. Employee’s direct reporting responsibility is to Employer’s President and Chief Executive Officer or as otherwise directed by the Board.”

          “4.1 Salary. For all of the services rendered by Employee to Employer, Employer shall pay to Employee an annual base salary of (i) two hundred sixty six thousand one hundred six dollars ($266,106) for the period of June 30, 2008 through November 30, 2008, and (ii) three hundred thirty thousand dollars ($330,000) thereafter, payable in reasonable periodic installments in accordance with Employer’s regular payroll practices in effect from time to time. Employee’s salary may be increased (but not decreased) from time to time as the Board of Directors of Employer (the “Board”), may determine in its sole discretion, based on an annual review of Employee’s performance. In addition, in the event Employee’s premium cost for health insurance provided under Section 4.3 below is increased prior to January 1, 2009, Employee’s base salary shall be increased by the amount of such increase.

          2. Restricted Stock. Upon the execution of this Amendment, Employee shall be awarded 100,000 shares of Employer’s common stock, par value $.001 per share pursuant to a Restricted Stock Agreement in the form attached hereto as Exhibit A.

          3. Governing Law. This Amendment shall be governed in all respects by the laws of the State of New York without reference to its choice of law rules.

          4. Entire Agreement; Amendment. This Amendment, together with the Employment Agreement and the Restricted Stock Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Amendment nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party to be charged. Except as specifically provided in this Amendment, the Employment Agreement shall remain in full force and effect and shall be binding on the parties hereto.

          5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          6. Severability. The holding of any provision of this Amendment to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Amendment, which shall remain in full force and effect.

[Signature Page Follows]

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

‘mktg, inc.’

By:	/s/ Fred Kaseff

Fred Kaseff, Chief Financial Officer

/s/ Charlie Horsey

Charlie Horsey

EXHIBIT A

RESTRICTED STOCK AGREEMENT